Exhibit 10.1

THIRD AMENDMENT TO LEASE
THIS THIRD AMENDMENT TO LEASE (this “Agreement”), dated as of December 22, 2025 between DOLP 1133 PROPERTIES III LLC, having an office at c/o Royal Realty Corp., 1155 Avenue of the Americas, New York, New York 10036 ("Landlord") and TAKE-TWO INTERACTIVE SOFTWARE, INC., having an office at 1133 Avenue of the Americas, New York, New York 10036 ("Tenant").
W I T N E S S E T H:
WHEREAS, DOLP 1133 Properties II LLC, predecessor-in-interest to Landlord, and Landlord, as landlord, and Tenant, as tenant, entered into that certain lease dated as of December 12, 2016 (the “Original Lease”), as amended by that certain First Amendment to Lease dated as of July 25, 2018 (the “First Amendment”), that certain Second Amendment to Lease dated as of August 31, 2021 (the “Second Amendment”), and those certain side letters dated December 12, 2016, September 19, 2017, July 25, 2018, August 31, 2021 and April, 28, 2025 (the Original Lease, as so amended by the foregoing, collectively, the “Existing Lease”) covering the entire leasable area of the second (2nd), third (3rd), and fourth (4th) floors, a portion of the leasable area of the fifteenth (15th) floor designated as the Additional Space pursuant to the terms of the First Amendment (the “15th Floor Space”), and portions of the leasable area of the ground floor (collectively, the “Premises”) in the building (the “Building”) designated and known as 1133 Avenue of the Americas and 110 West 44th Street, in the Borough of Manhattan and City, County and State of New York; and
WHEREAS, Landlord and Tenant desire to memorialize the 15th Floor Space FMV (the agreed upon annual Fixed Rent with respect to the Additional Space payable by Tenant during the period (the “Additional Space Period”) from January 1, 2026 through the Extended Term Expiration Date) as hereinafter set forth.
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1.Defined Terms. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the Existing Lease. As used herein, the term “Lease” shall mean the Existing Lease, as amended by this Agreement.
2. 15th Floor Space FMV.
a.Notwithstanding anything in the Existing Lease to the contrary (including Section 4C of the Second Amendment, which shall apply to the balance of the Premises other than the 15th Floor Space), the 15th Floor Space FMV has been agreed upon by Landlord and Tenant as follows:
(i)$1,101,450.00 per annum during the period commencing on January 1, 2026 and ending upon December 31, 2030, payable in advance in equal monthly installments of $91,787.50;
(ii)$1,218,938.00 per annum during the period commencing on January 1, 2031 and ending upon December 31, 2035, payable in advance in equal monthly installments of $101,578.17; and
(iii)$1,336,426.00 per annum during the period commencing on January 1, 2036 and ending upon the Extended Term Expiration Date, payable in advance in equal monthly installments of $111,368.83.
b.Notwithstanding the foregoing, Tenant shall have no obligation to pay the Fixed Rent provided for above with respect to the 15th Floor Space in its entirety during the period commencing on January 1, 2035 and ending on April 30, 2035 (it being agreed that the total amount of Fixed Rent to be abated pursuant to the foregoing is equal to $406,312.67). Tenant shall, however, be obligated to pay all additional rent payable by Tenant under the Lease with respect to the 15th Floor Space in accordance with the terms of the Lease during the foregoing period (as well as all amounts payable by Tenant with respect to the balance of the Premises).

3.Additional Rent. During the Additional Space Period, Tenant shall continue to pay to Landlord all additional rent with respect to the 15th Floor Space at the rates and in the manner provided for in the Existing Lease without any change to the Base Tax or Expense Base therefor.
4.Notices. Landlord’s addresses for notices set forth in Section 24.1 of the Original Lease (i.e., in Exhibit M-11) are hereby amended to the following: c/o Royal Realty Corp., 1155 Avenue of the Americas, New York, New York 10036, Attention: Mr. Jonathan Durst, with copies to (a) Landlord at c/o Royal Realty Corp., 1155 Avenue of the Americas, New York, New York 10036, Attention: General Counsel and (b) Patterson Belknap Webb & Tyler LLP, 1133 Avenue of the Americas, New York, New York 10036, Attention: Lawrence P. Lenzner, Esq. Tenant’s copy address for all notices of default and/or of termination given to Tenant in Section 24.1 of the Original Lease (i.e., in Exhibit M-11) is hereby amended to the following: Kasowitz LLP, 1633 Broadway, New York, New York 10019, Attention: David Szeker, Esq.
5.Broker. Each of Landlord and Tenant warrants and represents that it has not dealt with any broker in connection with this Agreement other than Jones Lang LaSalle Brokerage, Inc. (the “Jones Lang”). Tenant and Landlord each agrees to defend, save and hold harmless the other party from any claims for fees and commissions and against any liability (including reasonable attorneys' fees and disbursements) arising out of any conversations or negotiations had by such party with any broker or party acting as such. Landlord and Tenant acknowledge that Jones Lang has waived any commission or other fee in connection with this Agreement. This Article 5 shall survive the expiration or sooner termination of the Lease.
6.Miscellaneous. Except as amended herein, all of the other terms of the Existing Lease are and shall remain in full force and effect and are hereby ratified and confirmed. This Agreement is submitted to Tenant on the understanding that it shall not be considered an offer and shall not bind Landlord in any way until (i) Tenant has duly executed and delivered duplicate originals to Landlord, and (ii) Landlord has executed and unconditionally delivered one of said originals to Tenant. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. This Agreement may be executed in counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument. If any of the provisions of the Lease or the application thereof to any person or circumstance, shall, to any extent, be invalid or unenforceable, the remainder of the Lease or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable shall not be affected thereby, and every provision of the Lease shall be valid and enforceable to the fullest extent permitted by law. This Agreement may not be orally waived, terminated, changed or modified. Landlord and Tenant each represents and warrants to the other that (a) this Agreement (1) has been duly authorized, executed and delivered by such party and (2) constitutes the legal, valid and binding obligation of such party and (b) the execution and delivery of this Agreement is not prohibited by, nor does it conflict with or constitute a default under, any agreement or instrument to which such party may be bound or any Legal Requirements applicable to such party. The captions herein are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Agreement or the intent of any provision thereof. Each reference in this Agreement to a Section or Article of the Existing Lease shall be deemed to be a reference thereto, as the same may have been theretofore amended and as the same may be further amended by this Agreement. The exchange of executed copies of this Agreement by so-called “portable document format” or similar electronic format transmission (including executed through use of a reputable electronic signature service such as Sertifi or DocuSign) (collectively, “PDF”) shall constitute effective execution and delivery of this Agreement as to the parties for all purposes, and signatures of the parties transmitted by PDF shall be deemed to be their original signatures for all purposes. The Lease may not be strictly construed against either Landlord or Tenant, each party agreeing that it participated fully and equally in the preparation of the Lease.
IN WITNESS WHEREOF, Landlord and Tenant have executed this Agreement as of the day and year first above written.

DOLP 1133 PROPERTIES III LLC
By: The Durst Manager LLC, a New York limited liability company, its Manager
By: SRDA Manager, LLC, a New York limited liability company, its Managing Member
By: /s/ Jonathan Durst
Name: Jonathan Durst
Title: President

TAKE-TWO INTERACTIVE SOFTWARE, INC.

By: /s/ Matt Breitman
Name: Matt Breitman
Title: Senior Vice President and Secretary

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